As filed with the Securities and Exchange Commission on March 29, 2021

Registration No. 333-254096

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AURORA CANNABIS INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2833	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

4818 31 Street East

Edmonton International Airport, Alberta T9E 0V6

Canada

1 (855) 279-4652

(Address and telephone number of Registrant’s principal executive offices)

PUGLISI & ASSOCIATES

850 Library Avenue

Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Cory Kent McMillan LLP Royal Centre, Suite 1500 1055 West Georgia Street, PO Box 11117 Vancouver, British Columbia V6E 4N7 Canada (604) 691-7446	Glen Ibbott Chief Financial Officer 4818 31 Street East Edmonton International Airport, Alberta T9E 0V6 Canada 1 (855) 279-4652	Martin Glass Jenner & Block LLP 919 Third Avenue New York, NY 10022 USA (212) 891-1672

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Shares
Warrants
Options
Subscription Receipts
Debt Securities
Units
Total		$1,000,000,000.00	$109,100.00

(1)

There are being registered under this registration statement such indeterminate number of common shares, warrants, options, subscription receipts and debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed $1,000,000,000.00. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	March 29, 2021

AURORA CANNABIS INC.

U.S.$1,000,000,000

Common Shares

Warrants

Options

Subscription Receipts

Debt Securities

Units

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale of common shares (the “Common Shares”), warrants (the “Warrants”), options (the “Options”), subscription receipts (the “Subscription Receipts”), debt securities (the “Debt Securities”), or any combination of such securities (the “Units”) (all of the foregoing, collectively, the “Securities”) by Aurora Cannabis Inc. (the “Company” or “Aurora”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to U.S.$1,000,000,000 The Securities may be offered in amounts and at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies. Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SEC PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants or Options, the number of Warrants or Options offered, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants or Options, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants or Options are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption, any exchange or conversion terms, whether the debt is senior, senior subordinated or subordinated, whether the debt is secured or unsecured and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Options, Subscription Receipts or Debt Securities comprising the Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

In addition, the Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of Aurora with respect to the payment of the principal, premium, if any, and interest on the Debt Securities. The Company expects that any guarantee provided in respect of senior Debt Securities would constitute a senior and unsecured obligation of the applicable guarantor. For a more detailed description of the Debt Securities that may be offered, see “Description of Securities – Debt Securities - Guarantees”, below.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus. Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We may offer and sell Securities to, or through, underwriters, dealers or selling securityholders, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers, agents or selling securityholders involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. This Prospectus may qualify an at-the-market distribution through a stock market or stock exchange outside of Canada. In connection with any offering of the Securities, other than an “at-the-market distribution” (as defined under National Instrument 44-102—Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators) unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transaction, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer involved in an at-the-market distribution under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilise or maintain the market price of the Securities sold in the at-the-market distribution.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

The Company’s outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (“NYSE”) under the trading symbol “ACB” and on the Frankfurt Stock Exchange (“FSE”) under the symbol “21P”. The closing price of the Company’s Common Shares on the TSX, NYSE and FSE on March 26, 2021 was $11.48 per Common Share, U.S.$9.11 per Common Share and €7.65 per Common Share, respectively. Unless otherwise disclosed in any applicable Prospectus Supplement, the Debt Securities, the Warrants, the Options, the Subscription Receipts and the Units will not be listed on any securities exchange. Unless the Securities are disclosed to be listed, there will be no market through which these Securities may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

We have filed an undertaking with the Alberta Securities Commission (the “ASC”) that we will not distribute in the local jurisdiction under this Prospectus specified derivatives or asset-backed securities that, at the time of distribution, are novel without pre-clearing with the ASC the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities.

Miguel Martin, the Chief Executive Officer and a director of the Company, and Margaret Shan Atkins and Lance Friedmann, directors of the Company, reside outside of Canada. Each of Miguel Martin, Margaret Atkins and Lance Friedmann has appointed the Company, at its head office located at 4818 31 Street East, Edmonton International Airport, Alberta, Canada, T9E 0V6 as their agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

The corporate head office of the Company is located at 4818 31 Street East, Edmonton International Airport, Alberta, Canada, T9E 0V6. The registered office of the Company is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

GENERAL MATTERS

In this Prospectus, “Aurora”, “we”, “us” and “our” refers, collectively, to Aurora Cannabis Inc. and our wholly owned subsidiaries.

ABOUT THIS PROSPECTUS

We are a British Columbia company that is a “reporting issuer” under Canadian securities laws in each of the provinces of Canada. In addition, our Common Shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Shares are traded in Canada on the TSX and in the United States on the NYSE under the symbol “ACB”.

This Prospectus is a base shelf prospectus that:

•

we have filed with the securities commissions in each of the provinces of Canada, except Québec (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the Securities described in this Prospectus in accordance with NI 44-102; and

•

forms part of a registration statement on Form F-10 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) under the multijurisdictional disclosure system adopted by Canada and the United States (the “MJDS”).

Under this Prospectus, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of U.S.$1,000,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this Prospectus documents that we have filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC. You may obtain copies of the documents incorporated herein by reference without charge from Aurora Cannabis Inc., 4818 31 Street East, Edmonton International Airport, Alberta, Canada, T9E 0V6 (Telephone: 1-855-279-4652) Attn: Corporate Secretary. These documents are also available electronically from the website of Canadian Securities Administrators at www.sedar.com (“SEDAR”) and from the EDGAR filing website of the United States Securities and Exchange Commission at www.sec.gov (“EDGAR”). The Company’s filings through SEDAR and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents (“documents incorporated by reference” or “documents incorporated herein by reference”) have been filed by us with various securities commissions or similar authorities in the provinces of Canada in which we are a reporting issuer, are specifically incorporated herein by reference and form an integral part of this Prospectus:

•	the annual information form of the Company for the year ended June 30, 2020, dated and filed on SEDAR on September 24, 2020 (our “2020 AIF”);

•

the audited consolidated financial statements of the Company, and the notes thereto for the years ended June 30, 2020 and 2019, together with the reports of our independent registered public accounting firm thereon, filed on SEDAR September 24, 2020;

•	the management’s discussion and analysis of financial condition and results of operations for the year ended June 30, 2020, filed on SEDAR on September 24, 2020 (our “2020 Annual MD&A”);

•

the unaudited condensed interim consolidated financial statements of the Company, and the notes thereto for the three and six months ended December 31, 2020 and 2019, filed on SEDAR on February 11, 2021 (our “Interim Financial Statements”);

•

the management’s discussion and analysis of financial condition and results of operations for the three and six months ended December 31, 2020, filed on SEDAR on February 11, 2021 (our “Interim MD&A”);

•

the management information circular of the Company dated September 28, 2020, distributed in connection with the Company’s annual and special meeting of shareholders held on November 12, 2020, filed on SEDAR on September 29, 2020;

•

the material change report regarding (i) the appointment of Miguel Martin as Chief Executive Officer effective September 8, 2020; (ii) amendments to the Company’s credit facility with a syndicate of banks; and (iii) the termination of the partnership with UFC in consideration of a U.S.$30 million termination fee, dated and filed on SEDAR on September 11, 2020;

•

the material change report regarding (i) the announcement of a proposed overnight marketed public offering of units of the Company for total gross proceeds of approximately U.S.$125 million (the “November 2020 Public Offering”); (ii) the announcement of the pricing and upsizing of the November 2020 Public Offering; and (iii) the announcement of the exercise by the underwriters of their over-allotment option in full and the closing of the November 2020 Public Offering, dated and filed on SEDAR on November 18, 2020;

•

the material change report regarding the Company entering into a second amended and restated credit facility (the “Second Amended Credit Agreement”) with a Canadian chartered bank and certain lenders, dated and filed on SEDAR on December 24, 2020;

•

the amended material change report amending the material change report dated and filed on SEDAR on December 24, 2020 regarding the Second Amended Credit Agreement, dated and filed on SEDAR on January 21, 2021; and

•

the material change report regarding the announcement of the closing of the bought deal public offering of units of the Company for total gross proceeds of approximately U.S.$138 million (the “January 2021 Public Offering”), dated and filed on SEDAR on January 29, 2021.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which the Prospectus forms a part. In addition, we may incorporate by reference into the Prospectus, or the Registration Statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD LOOKING STATEMENTS

The Prospectus, including the documents incorporated by reference, contain forward-looking statements and forward-looking information (collectively, “forward-looking statements”) which may not be based on historical fact. These forward-looking statements are made as of the date of this Prospectus or the applicable document incorporated by reference herein. Forward-looking statements relate to future events or future performance and reflect Company management’s expectations or beliefs regarding future events. In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. In this document, certain forward-looking statements are identified by words including “may”, “future”, “expected”, “intends” and “estimates”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, by their very nature forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company provides no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Forward-looking statements in this Prospectus and the documents incorporated by reference include, but are not limited to, statements with respect to:

•	the Company’s expectation of achieving positive cash flow from operating activities in future periods;

•	pro forma measures including revenue, expected SG&A run-rates, and grams produced;

•	strategic investments and capital expenditures, and related benefits;

•	adequacy and availability of credit facilities;

•	the Company’s business transformation plan and the anticipated benefits thereof;

•	future strategic plans;

•	anticipated growth in the global consumer use cannabis market and the global hemp-derived CBD market and the Company’s expectations with respect to maintaining and increasing its market share thereof;

•	expectations regarding production capacity, costs and yields;

•	product sales expectations and corresponding forecasted increases in revenues and earnings before income taxes, depreciation and amortization; and

•	the impact of the novel coronavirus pandemic (“COVID-19”) on the Company’s business, operations, capital resources and/ or financial results.

The above and other aspects of the Company’s anticipated future operations are forward-looking in nature and, as a result, are subject to certain risks and uncertainties. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. These risks include, but are not limited to: the Company has a limited operating history and there is no assurance the Company will be able to achieve or maintain profitability; the Company operates in a highly regulated business and any failure or significant delay in obtaining applicable regulatory approvals could adversely affect its ability to conduct its business; the Company’s Canadian licenses are reliant on its established sites; the failure to maintain its licenses and remain in compliance with regulations could adversely affect Company’s ability to conduct business; a change in the laws, regulations, and guidelines that impact the business may cause adverse effects on the Company’s operations; the Company competes for market share with a number of competitors and expects even more competitors to enter our market, and many of the Company’s current and future competitors may have longer operating histories, more financial resources, and lower costs than the Company; that management’s estimates of consumer demand in Canada and in jurisdictions where the Company exports are accurate, expectations of future results and expenses, management’s estimation that the Company will be able to maintain current SG&A expenditure levels and the SG&A will grow only in proportion to revenue growth, the yield from cannabis growing operations, product demand, changes in prices of required commodities; the selling prices and the cost of cannabis production may vary based on a number of factors outside of the Company’s control; the Company may not be able to realize our growth targets; the continuance of our contractual relations with provincial and territorial governments upon which much of the Company’s business depends cannot be guaranteed; the Company’s continued growth and ongoing operations may require additional financing, which may not be available on acceptable terms or at all; any default under the Company’s existing debt that is not waived by the applicable lenders could materially adversely impact the Company’s results of operations and financial results and may have a material adverse effect on the trading price of the Company’s common shares; the Company may not be able to successfully develop new products or find a market for their sale; the Company may not have supply continuity given the Company’s asset rationalization initiative; as the cannabis market continues to mature, the Company’s products may become obsolete, less competitive, or less marketable; restrictions on branding and advertising may negatively impact the Company’s ability to attract and retain customers; the cannabis business may be subject to unfavorable publicity or consumer perception, which may adversely affect the market for cannabis products generally and the Company’s products specifically; third parties with whom the Company does business may perceive themselves as being exposed to reputational risk by virtue of their relationship with the Company and may ultimately elect to discontinue their relationships with the Company; there may be unknown health impacts associated with the use of cannabis and cannabis derivative products; the Company may enter into strategic alliances or expand the scope of currently existing relationships with third parties and there are risks associated with such activities; the Company’s success will depend on attracting and retaining key personnel; future expansion efforts may not be successful; the Company has expanded and intends to further expand our business and operations into jurisdictions outside of Canada, and there are risks associated with doing so; the Company may have challenges in accessing banks and/or financial institutions in jurisdictions where cannabis is not yet federally regulated, which may adversely affect the Company’s growth plans; the business may be affected by political and economic instability; failure to comply with the Corruption of Foreign Public Officials Act (Canada) and the Foreign Corrupt Practices Act (United States), as well as the anti-bribery laws of the other nations in which the Company conducts business, could subject the Company to penalties and other adverse consequences; the may be subject to uninsured or uninsurable risk; the Company may be subject to product liability claims; the Company’s cannabis products may be subject to recalls for a variety of reasons; the Company may become party to litigation, mediation, and/or arbitration from time to time; the transportation of the Company’s products is subject to security risks and disruptions; the Company’s business is subject to the risks inherent in agricultural operations; the Company’s operations are subject to various environmental and employee health and safety regulations, compliance with which may affect the Company’s cost of operations; the Company may not be able to protect our intellectual property; the Company may experience breaches of security at our facilities or in respect of electronic documents and data storage and may face risks related to breaches of applicable privacy laws; the Company may be subject to risks related to our information technology systems, including cyber-attacks; the Company may not be able to successfully identify and execute future acquisitions or dispositions, or to successfully manage the impacts of such transactions on its operations; as a holding company, Aurora Cannabis Inc. is dependent on its operating subsidiaries to pay dividends and other obligations; management will have substantial discretion concerning the use of proceeds from future share sales and financing transactions; there is no assurance the Company will continue to meet the listing standards of the NYSE and the TSX; the Company’s business may be subject to disruptions as a result of the COVID-19 pandemic; Reliva’s operations in the United States may be impacted by regulatory action and approvals from the Food and Drug Administration; and other risks detailed from time to time in our annual information forms, annual financial statements, MD&A, interim financial statements and material change reports filed with and furnished to securities regulators, and those risks which are discussed under the heading “Risk Factors”.

Readers are cautioned that the foregoing list of risk factors is not exhaustive, and it is recommended that prospective investors consult the more complete discussion of risks and uncertainties facing the Company included in this Prospectus under the heading “Risk Factors”, as well as those set out in our 2020 AIF under the heading “Risk Factors” and in our 2020 Annual MD&A and Interim MD&A, each of which documents are incorporated by reference into this Prospectus. Readers are urged to consider the risks, uncertainties and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such information.

Should one or more of these risks or uncertainties materialize, or should underlying factors or assumptions prove incorrect, actual results may vary materially from those described in forward looking statements. Material factors or assumptions involved in developing forward-looking statements include, without limitation, publicly available information from governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of the cannabis industry which the Company believes to be reasonable.

Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on the information available to the Company on the date hereof, no assurance can be given as to future results, approvals or achievements. Forward-looking statements contained in this Prospectus and in the documents incorporated by reference herein are expressly qualified by this cautionary statement. The Company disclaims any duty to update any of the forward-looking statements after the date of this Prospectus except as otherwise required by applicable law.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”), which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, our financial statements and other financial information included or incorporated by reference in this Prospectus may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

NON-IFRS MEASURES

The information presented in this Prospectus, including certain documents incorporated by reference herein, may include non-IFRS measures that are used by us as indicators of financial performance. These financial measures do not have standardized meanings prescribed under IFRS and our computation may differ from similarly-named computations as reported by other entities and, accordingly, may not be comparable. These financial measures should not be considered as an alternative to, or more meaningful than, measures of financial performance as determined in accordance with IFRS as an indicator of performance. We believe these measures may be useful supplemental information to assist investors in assessing our operational performance and our ability to generate cash through operations. The non-IFRS measures also provide investors with insight into our decision making as we use these non-IFRS measures to make financial, strategic and operating decisions.

Because non-IFRS measures do not have a standardized meaning and may differ from similarly-named computations as reported by other entities, securities regulations require that non-IFRS measures be clearly defined and qualified, reconciled with their nearest IFRS measure and given no more prominence than the closest IFRS measure. If non-IFRS measures are included in documents incorporated by reference herein, information regarding these non-IFRS measures are presented in the sections dealing with these financial measures in such documents.

Non-IFRS measures are not audited. These non-IFRS measures have important limitations as analytical tools and investors are cautioned not to consider them in isolation or place undue reliance on ratios or percentages calculated using these non-IFRS measures.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to “$” or “C$” are to Canadian dollars and references to “U.S. dollars” or “U.S.$” are to United States dollars.

Except as otherwise noted in our 2020 AIF and the Company’s financial statements and related management’s discussion and analysis of financial condition and results of operations of the Company that are incorporated by reference into this Prospectus, the financial information contained in such documents is expressed in Canadian dollars.

The high, low, average and closing daily exchange rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended December 31, 2020, June 30, 2018 and June 30, 2019, as quoted by the Bank of Canada, were as follows:

	Three months ended December 31, 2020	Year ended June 30, 2020	Year ended June 30, 2019
	(expressed in Canadian dollars)
High	1.3349	1.4496	1.3642
Low	1.2718	1.2970	1.2803
Average	1.3030	1.3427	1.3237
Closing	1.2732	1.3628	1.3087

On March 26, 2021, the daily exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was U.S.$1.00 = $1.2580.

OUR BUSINESS

Aurora is a Canadian-headquartered cannabis company focused on producing, innovating, and selling consistent, high quality cannabis and cannabis products for both the global medical and consumer use markets. The Company has differentiated itself through:

•

Purpose-built growing facilities, which we believe are the most technologically advanced indoor agricultural growing facilities in the world. These facilities consistently produce high-quality cannabis at scale, lower the risk of crop failure, and provide low per-unit production costs;

•	Research and innovation in plant genetics, cultivation, consumer insights and product development;

•	A broad and growing portfolio of successful brands that align with the needs of consumers and patients in segments from discount to ultra-premium;

•	Global leadership in consumer and medical markets that have significant and near-term profit potential; and

•	A transformed cost structure that provides a path to near-term, sustainable and growing positive earnings before interest, taxes, depreciation and amortization and cash flow.

The Company’s principal strategic business lines are focused on the production, distribution, and sale of cannabis and cannabis-derivative products in Canada and internationally. The Company’s primary market opportunities are:

•

Global medical cannabis market: Production, distribution and sale of pharmaceutical-grade cannabis products in countries around the world where permitted by government legislation. Currently, there are approximately 50 countries that have implemented regimes for some form of access to cannabis for medical purposes. The Company’s current principal medical markets are Canada and Germany. Aurora has established a market position in these countries;

•

Global consumer use cannabis market: Currently, only Canada and Uruguay have implemented federally regulated consumer use of cannabis regimes and the Company has primarily focused on the opportunities in Canada. Aurora has established a top-three market position in the Canadian consumer market overall. Longer-term, the Company believes that the increasing success of medical cannabis regimes globally may lead to increased legalization of adult-use consumer markets; and

•

Global hemp-derived CBD market: The Company expects consumer demand for products containing CBD derived from hemp plants to be an exciting growth opportunity in the coming years. The Company believes that the most important near-term market opportunity for hemp-derived CBD is in the U.S. On May 28, 2020, the Company acquired Reliva, LLC, a U.S. company based in Massachusetts, which specializes in the distribution and sale of hemp-derived CBD products and has established a leading brand in the U.S. market.

Recent Developments

Global COVID-19 Pandemic

As at the date of this Prospectus, the production and sale of medical and consumer cannabis have been recognized as essential services across Canada and Europe. All of the Company’s facilities in Canada and internationally continue to be operational and we continue to work closely with local, national and international government authorities to ensure that we are following the required protocols and guidelines related to COVID-19 within each region. Although there have not been any significant impacts to the Company’s operations to date, the Company cannot provide assurance that there will not be disruptions to its operations in the future. Refer to the “Risk Factors” section in the 2020 Annual MD&A and the Interim MD&A for further discussion on the potential impacts of COVID-19.

January 2021 Public Offering

On January 26, 2021, the Company completed a bought deal public offering of units for total gross proceeds of U.S.$137.9 million. The Company issued a total of 13,200,000 units. Each unit consisted of one Common Share and one-half of one Common Share purchase warrant. Each whole warrant is exercisable for a period of 36 months and entitles the holder to purchase one Common Share at a price of U.S.$12.60 per common share.

Sale of Facilities

In January 2021, the Company entered into agreements to sell two of its production facilities for an aggregate of up to $24.6 million, subject to certain closing conditions. Upon closing, the Company will receive approximately 50% of the proceeds with the remaining 50% receivable upon, and subject to, the purchaser obtaining certain licenses.

Second Amended and Restated Credit Facility

On December 17, 2020, the Company entered into a second amended and restated credit facility (the “Second Amended Credit Facility”) with Bank of Montreal, as administrative agent, lead arranger and sole bookrunner (“BMO”) and certain lenders party thereto from time to time (collectively, the “Lenders”). The Second Amended Credit Facility replaced the Amended and Restated Credit Facility dated September 4, 2020, as amended. No changes were made to the commitment amounts under the facility, and the maturity date for the facility was extended to December 31, 2022. Seconded Amended Credit Facility provides for a minimum liquidity covenant rather than the minimum EBITDA covenants provided for under the prior facility.

Specifically, the milestone targets for each quarter ending December 31, 2020 through June 30, 2021, the adjusted EBITDA covenant for the trailing 12-month period ending June 30, 2021, and the maximum senior funded debt to Adjusted EBITDA ratio covenant have been eliminated. The Company agreed to: (A) increase the amount of unrestricted cash it will hold at all times to an amount equal to the lesser of (i) $75 million and (ii) two hundred and twenty-five percent of the outstanding principal amount under the term loan less the cash collateral posted by the Company, (B) introduce additional cash collateral of $50 million and (C) amend the amortization schedule to provide for principal payments of $6.25 million each fiscal quarter until maturity. There are no changes to the commitment amounts under the facility. The Second Amended Credit Facility has a first ranking general security interest in the assets of the Company and can be repaid without penalty at the Company’s discretion. In addition, the amended credit facility relieves the Company of the obligation to repay the credit facility with funds generated from future equity issuances.

The Second Amended Credit Facility contains customary representations and warranties, affirmative and negative covenants, and events of default. In addition, the Second Amended Credit Facility contains a negative covenant which restricts the Company from making or acquiring any Investments (as defined in the Second Amended Credit Facility) that, among other things, do not satisfy the definition of a Permitted Acquisition, as that term is defined in the Second Amended Credit Facility.

Effect of Reduction of Operations on Financial Results

In November 2020, the Company formally terminated construction activity and closed its Aurora Sun facility, and in December 2020 the Company reduced production at its Aurora Sky facility by 75%, consistent with previous public statements by the Company about aligning production to current demand. Aurora Sky is currently testing new processes and methodologies proven successful at other cultivation sites in Aurora’s network, with an increased focus on innovation led by deep plant science and genetics expertise. These decisions are designed to improve Aurora’s product quality, innovation and agility and improve working capital cycles to drive positive operating cash flow.

Cybersecurity Incident

In December 2020, the Company was the target of a cybersecurity incident that involved the theft of company information. The subsequent investigation identified that certain personally identifiable information of its employees and consumers was compromised. It also confirmed that the Company’s patient database was not compromised, and the Company’s performance and financial information was not impacted. All impacted individuals have been notified, as have all required government privacy offices. It is possible that further analysis will identify additional individuals affected or additional types of data accessed, which could result in additional notifications and negative publicity. Globally, cybersecurity incidents have increased in number and severity and it is expected that these external trends will continue. In response to this incident, or any potential future incident, the Company may incur substantial costs which may include:

•	remediation costs, such as liability for stolen information, repairs to system or data damage, or implementation of new security measures in response to the evolving security landscape; and

•	legal expenses, including costs related to litigation, regulatory actions or penalties.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

•	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

•

the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number, or amount represents of the total number of our outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

Information regarding the use of the net proceeds from each offering of the Securities will be set forth in the Prospectus Supplement relating to the offering of the Securities. This information will include the net proceeds to the Company from the sale of the Securities, the use of those proceeds and the specific business objectives that the Company expects to accomplish with such proceeds.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

During the fiscal year ended June 30, 2020 and the second quarter ended December 31, 2020, the Company had negative cash flow from operating activities. Although the Company anticipates it will be able to generate positive cash flow from operating activities in the future, the Company cannot guarantee it will have positive cash flow from operating activities in any future period. To the extent that the Company has negative operating cash flow in any future period, current working capital and certain of the proceeds from the Offering may be used to fund such negative cash flow from operating activities. See “Risk Factors – Risks Related to Future Offerings – Negative Cash Flow from Operations”.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

As of March 26, 2021, the Company had 197,979,742 Common Shares issued and outstanding. Except as described below, there have been no material changes in our share and debt capital, on a consolidated basis, since December 31, 2020, being the date of the Interim Financial Statements incorporated by reference in this Prospectus, other than:

•	the issuance of 13,200,000 Common Shares pursuant to the Company’s January 2021 Public Offering for gross proceeds of U.S.$137.9 million;

•	the issuance of 27,083 Common Shares on the exercise of stock options of the Company (the “Stock Options”) for gross proceeds of approximately $0.1 million;

•	the issuance of 18,267 Common Shares on the exercise of 18,267 restricted share units of the Company (“RSUs”);

•	the issuance of 375,000 Common Shares on the exercise of 375,000 warrants issued from the November 2020 Public Offering for gross proceeds of U.S.$3.4 million;

•	The issuance of 116,500 Common Shares on the exercise of 116,500 warrants issued for milestone payments in connection with a previous acquisition for gross proceeds of $1.3 million;

•	the issuance of 29,617 Common Shares issued at a deemed price of $13.38 per share for payment of services;

•	the issuance of 52,587 Common Share issued at a deemed price of $14.2620 per share as a milestone payment in connection with the divestiture of a subsidiary; and

•	the grant of Stock Options, RSUs, PSUs and DSUs under the Company’s equity compensation plans,

each as described further below under “Prior Sales”.

TRADING PRICE AND VOLUME

Our Common Shares are listed on the TSX and NYSE under the trading symbol “ACB”. The following tables set forth the reported high and low closing prices and the aggregate trading volume of our Common Shares (reflecting the Company’s share consolidation completed on May 11, 2020) on the TSX and the NYSE for each of the months (or, if applicable, partial months) indicated during the 12-month period prior to the date of this Prospectus.

Month	TSX Price Range		Total Volume
	High	Low
March 2020	22.32	10.8	21,282,576
April 2020	14.64	11.16	13,017,487
May 2020	24.10	8.29	75,656,069
June 2020	21.02	16.79	44,275,334
July 2020	17.31	13.65	24,880,382
August 2020	14.23	12.31	24,347,074
September 2020	12.16	6.20	55,191,623
October 2020	6.73	5.08	64,975,508
November 2020	15.25	5.82	249,385,247
December 2020	14.43	10.60	126,593,162
January 2021	16.94	10.64	125,167,037
February 2021	24.10	12.78	126,783,137
March 1 – March 26, 2021	15.28	10.80	70,378,213

	NYSE Price Range (in U.S.$)
Month	High	Low	Total Volume
March 2020	16.56	7.50	65,044,377
April 2020	10.52	8.02	52,509,794
May 2020	17.40	5.80	463,900,797
June 2020	15.74	12.36	121,749,317
July 2020	12.87	10.19	74,030,133
August 2020	10.73	9.36	54,561,560
September 2020	9.3	4.65	175,344,201
October 2020	5.1	3.83	276,674,319
November 2020	11.68	4.43	1,591,071,534
December 2020	11.24	8.31	594,307,446
January 2021	13.32	8.30	565,596,273
February 2021	18.98	10.10	606,550,618
March 1 – March 26, 2021	12.08	8.61	232,267,384

PRIOR SALES

The following table sets out details of all Common Shares issued by the Company since the year ended June 30, 2020. For details of all Common Shares issued during the year ended June 30, 2020, see the Company’s 2020 AIF.

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/Exercise Price per Security

July 2, 2020	Common Shares	ATM Program	3,768	U.S.$	12.4766

July 3, 2020	Common Shares	RSU Release	20,046		$16.43

August 6, 2020	Common Shares	Exercise of Stock Options	223		$3.60

August 7, 2020	Common Shares	RSU Release	973		$14.21

August 11, 2020	Common Shares	Milestone Payment	2,171,355		$14.00

August 18, 2020	Common Shares	RSU Release	6,913		$13.29

August 18, 2020	Common Shares	Exercise of Stock Options	4,861		$3.60

August 27, 2020	Common Shares	RSU Release	15,694		$12.65

September 14, 2020	Common Shares	RSU Release	1,558		$9.94

September 14, 2020	Common Shares	ATM Program	238,400	U.S.$	7.6559

September 16, 2020	Common Shares	ATM Program	828,909	U.S.$	7.2685

September 17, 2020	Common Shares	ATM Program	600,000	U.S.$	7.1828

September 18, 2020	Common Shares	ATM Program	1,407,209	U.S.$	7.16

September 21, 2020	Common Shares	ATM Program	500,000	U.S.$	6.8885

September 22, 2020	Common Shares	ATM Program	500,000	U.S.$	6.702

September 23, 2020	Common Shares	ATM Program	1,200,000	U.S.$	6.3241

September 25, 2020	Common Shares	Acquisition	830,287		$8.1183

September 25, 2020	Common Shares	ATM Program	3,000,000	U.S.$	5.5107

September 28, 2020	Common Shares	DSU Release	1,285		$8.552

September 28, 2020	Common Shares	RSU Release	66		$9.94

September 28, 2020	Common Shares	ATM Program	3,028,643	U.S.$	5.1551

September 29, 2020	Common Shares	ATM Program	1,000,000	U.S.$	5.0401

September 30, 2020	Common Shares	ATM Program	2,820,729	U.S.$	4.8585

October 1, 2020	Common Shares	RSU Release	10,814		$6.65

October 2, 2020	Common Shares	DSU Release	3,639		$6.668

October 2, 2020	Common Shares	ATM Program	795,967	U.S.$	4.7635

October 5, 2020	Common Shares	ATM Program	750,000	U.S.$	4.688

October 6, 2020	Common Shares	ATM Program	670,000	U.S.$	4.6029

October 7, 2020	Common Shares	ATM Program	800,000	U.S.$	4.6466

October 8, 2020	Common Shares	ATM Program	732,600	U.S.$	4.5717

October 9, 2020	Common Shares	ATM Program	1,300,000	U.S.$	4.5794

October 13, 2020	Common Shares	ATM Program	5,650,000	U.S.$	4.9391

Date of Issuance	Type of Security Issued	Reason for Issuance	Number of Securities Issued	Issue/Exercise Price per Security

October 14, 2020	Common Shares	ATM Program	4,348,487	U.S.$	5.2267

October 14, 2020	Common Shares	ATM Program	1,589,406	U.S.$	4.978

October 15, 2020	Common Shares	ATM Program	1,275,000	U.S.$	4.8096

October 16, 2020	Common Shares	ATM Program	1,330,000	U.S.$	4.5942

October 19, 2020	Common Shares	ATM Program	2,050,000	U.S.$	4.3096

October 20, 2020	Common Shares	RSU Release	101		$5.45

October 20, 2020	Common Shares	ATM Program	5,940,000	U.S. $	4.0539

October 23, 2020	Common Shares	RSU Release	304		$6.12

November 16, 2020	Common Shares	November 2020 Public Offering(1)	23,000,000	U.S.$	7.50

November 17, 2020	Common Shares	RSU Release	20,910	C$	9.34

November 25, 2020	Common Shares	RSU Release	20,156	C$	9.43

November 30, 2020	Common Shares	Milestone Payment	467,817	C$	10.0968

December 7, 2020	Common Shares	RSU Release	556	C$	14.08

December 15, 2020	Common Shares	RSU Release	1,389	C$	12.48

December 21, 2020	Common Shares	Service Fee	44,095	C$	12.4728

January 5, 2021	Common Shares	RSU Release	233	C$	14.42

January 15, 2021	Common Shares	Service Fee	29,617	C$	13.38

January 19, 2021	Common Shares	RSU Release	281	C$	15.64

January 26, 2021	Common Shares	January 2021 Public Offering(2)	13,200,000	C$	10.45

January 28, 2021	Common Shares	RSU Release	1,215		$13.45

February 1, 2021	Common Shares	Milestone Payment	52,587		$14.2620

February 19, 2021	Common Shares	RSU Release	2,316		$16.94

February 19, 2021	Common Shares	Warrant Exercised	375,000	U.S.$	9.00

February 22, 2021	Common Shares	Option Exercised	2,083		$3.60

February 23, 2021	Common Shares	RSU Release	12,139		$15.29

February 23, 2021	Common Shares	Option Exercised	25,000		$5.52

February 24, 2021	Common Shares	RSU Release	2,083		$15.38

February 24, 2021	Common Shares	Warrant Exercised	116,500		$11.1064

Notes:

(1)	The November 2020 Public Offering was comprised of units consisting of one Common Share and one half of one Common Share purchase warrant.
(2)	The January 2021 Public Offering was comprised of units consisting of one Common Share and one half of one Common Share purchase warrant.

The following table sets out details of all securities convertible or exercisable into Common Shares that were issued or granted by the Company following the year ended June 30, 2020. For details of all securities convertible or exercisable into Common Shares that were issued or granted during the year ended June 30, 2020, see the Company’s 2020 AIF.

Date of Issuance	Type of Security Issued	Number of Common Shares Issuable Upon Exercise or Conversion	Exercise or Conversion Price Per Common Share
July 27, 2020	Stock Options	2,686		$14.00
September 10, 2020	Stock Options	131,211		$10.09
September 10, 2020	RSUs	523,313		N/A
September 10, 2020	DSUs	9,107		N/A
September 30, 2020	DSUs	1,967		N/A
October 9, 2020	RSUs	15,158		N/A
November 3, 2020	RSUs	3,800		N/A
November 12, 2020	PSU	425,939		N/A
November 16, 2020	Warrants	11,500,000	U.S. $	9.00
November 30, 2020	Warrants	233,908		$11.11
November 30, 2020	Options	20,226		$15.25
November 30, 2020	DSUs	5,160		N/A
December 8, 2020	PSUs	5,076		N/A
December 8, 2020	RSUs	6,689		N/A
December 8, 2020	Options	8,106	C$	13.35
December 9, 2020	PSUs	2,906		N/A
December 9, 2020	RSUs	4,297		N/A
December 9, 2020	Options	3,975		$13.59
December 14, 2020	RSUs	141,547		N/A
December 14, 2020	Options	243,963		$12.61
December 31, 2020	DSUs	1,159		N/A
January 19, 2021	PSUs	786		N/A
January 19, 2021	RSUs	1,833		N/A
January 26, 2021	Warrants	6,600,000		$12.60
January 26, 2021	PSUs	722		N/A
January 26, 2021	RSUs	1,684		N/A
January 27, 2021	PSUs	944		N/A
January 27, 2021	RSUs	2,202		N/A
February 11, 2021	Options	1,198		$23.96
February 11, 2021	PSUs	373		N/A
February 11, 2021	RSUs	373		N/A
February 16, 2021	RSUs	46,803		N/A
February 16, 2021	Options	69,814		$17.84
February 28, 2021	DSUs	5,850		N/A
February 28, 2021	Options	17,022		$13.46
March 11, 2021	DSUs	3,623		N/A

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are considered at-the-market distributions made through the facilities of a stock exchange or stock market outside of Canada, including the NYSE. A description of such pricing will be disclosed in the applicable Prospectus Supplement. No at-the-market offering as defined in NI 44-102 will be made under this Prospectus in Canada or through the facilities of a stock exchange or stock market in Canada. We may offer different classes of Securities in the same offering, or we may offer different classes of Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If Securities sold pursuant to a Prospectus Supplement are acquired by underwriters for their own account, they may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We and/or the selling securityholders may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. In addition, underwriters or agents may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or agents and/or commissions from the purchasers for which they may act as agent. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Warrants, Options, Subscription Receipts, Debt Securities and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Options, Subscription Receipts, Debt Securities or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Options, Subscription Receipts, Debt Securities or Units may be sold and purchasers may not be able to resell Warrants, Options, Subscription Receipts, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Options, Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Options, Subscription Receipts, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Options, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Warrants, Options, Subscription Receipts, Debt Securities or Units.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

DESCRIPTION OF SECURITIES

The Securities may be offered under this Prospectus in amounts and at prices to be determined based on market conditions at the time of the sale and such amounts and prices will be set forth in the accompanying Prospectus Supplement. The Securities may be issued alone or in combination and for such consideration determined by our board of directors.

Common Shares

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote. Each Common Share entitles its holder to one vote. The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities. The Common Shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares. To the extent required under applicable law, we will not offer Warrants for sale separately to any member of the public in Canada unless the offering of such Warrants is in connection with and forms a part of the consideration for an acquisition or merger transaction, or unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for sale.

Subject to the foregoing, we may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

The following description, together with the additional information the Company may include in any Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under the Prospectus, which may consist of Warrants to purchase Common Shares or other Securities and may be issued in one or more series. While the terms summarized below will apply generally to any Warrants that the Company may offer under the Prospectus, the Company will describe the material terms and conditions of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement filed in respect of such Warrants. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below. A copy of any warrant indenture governing the terms of Warrants will be filed on SEDAR in connection with any offering of Warrants under this Prospectus.

The material terms and conditions of each issue of Warrants will be described in the applicable Prospectus Supplement filed in respect of such Warrants. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	if applicable, the identity of the warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	any minimum or maximum subscription amount;

•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

•	material Canadian and United States federal income tax consequences of owning and exercising the Warrants; and

•	any other material terms or conditions of the Warrants and the Common Shares to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise or the right to vote such underlying securities.

Options

We may issue or grant Options in connection with acquisitions, merger transactions, or to directors, officers employees or consultants, as applicable.

The material terms and conditions applicable to each Option issue will be described in the applicable Prospectus Supplement filed in respect of such Options. This description will include, where applicable:

•	the designation and aggregate number of Options;

•	the price at which the Options will be offered;

•	the currency or currencies in which the Options will be offered;

•	the date on which the right to exercise the Options will commence and the date on which the right will expire;

•	the number of Common Shares that may be issued upon exercise of each Option and the price and currency or currencies in which the Common Shares may be purchased upon exercise of each Option;

•	the date or dates, if any, on or after which the Options and the related securities will be transferable separately;

•	any resale restrictions and vesting criteria related to the Options;

•	any applicable accelerated vesting provisions applicable to the Options;

•	any early termination provisions relating to the Options;

•	any material risk factors relating to such Options and the Common Shares to be issued upon exercise of the Options;

•	any other rights, privileges, restrictions and conditions attaching to the Options and the Common Shares to be issued upon exercise of the Options;

•	material Canadian and United States federal income tax consequences of owning and exercising the Options; and

•	any other material terms or conditions of the Options and the Common Shares to be issued upon exercise of the Options.

Prior to the exercise of any Options, holders of Options will not have any of the voting or other rights applicable to holders of Common Shares.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to the Prospectus. Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement.

In the event we issue Subscription Receipts, we will provide the original purchasers of Subscription Receipts a contractual right of rescission exercisable following the issuance of Common Shares to such purchasers.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

•	the number of Common Shares, Warrants or Units that may be issued upon exercise or deemed conversion of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	the dates or periods during which the Subscription Receipts may be converted or exchanged;

•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

•

provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the subscription receipt agent;

•	whether the Subscription Receipts will be listed on any securities exchange;

•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts and the Securities to be issued upon the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into among the Company and a trustee. If the Debt Securities are offered or sold in the United States or to a U.S. person, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description sets forth certain general material terms and provisions of the Debt Securities. If Debt Securities are issued, we will describe in the applicable Prospectus Supplement the particular material terms and provisions of any series of the Debt Securities and a description of how the general material terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information. Prospective investors also should refer to the Indenture for a complete description of all terms relating to the Debt Securities. We will file as exhibits to the Registration Statement, of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities. We will also file the final Indenture for any offering of Debt Securities on SEDAR.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•

any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

•	whether the payment of principal, interest and premium, if any, on the Debt Securities will be our senior, senior subordinated or subordinated obligations;

•	whether payment of principal, interest and premium, if any, on the Debt Securities will be secured by certain assets of the Company and any applicable guarantors;

•	whether payment of the Debt Securities will be guaranteed by any other person;

•	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

•

the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

•	the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

•

whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

•

whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

•	whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

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the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

•	whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities, registered securities or both;

•	any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and may offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company’s other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company’s sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company’s option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the

Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

The Company will file with the trustee within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

In the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, it will continue to file with the SEC and provide the trustee:

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within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

•

within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

•	the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

•	the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

•	the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

•

the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

•	certain events involving the Company’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

•	the entire principal and interest of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

•

the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term “defeasance”, it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company’s option:

•	the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

•	the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of the Company’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company’s covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	the Company is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more supplemental indentures (each, a “Supplemental Indenture”) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

•	change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

•	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

•	change the place or currency of any payment;

•	affect the holder’s right to require the Company to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

•	evidence its successor under the Indenture;

•	add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

•	establish the forms of the Debt Securities;

•	appoint a successor trustee under the Indenture;

•	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

•

change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

Unless otherwise provided for in the applicable Prospectus Supplement, the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains the Corporation’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

If the Debt Securities are offered or sold in the United States or to a U.S. person, then, unless otherwise provided for in the applicable Prospectus Supplement for an offering of Debt Securities, under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The material terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the currency at which the Units will be offered;

•	the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•

any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

RISK FACTORS

Before making an investment decision to purchase any Securities, investors should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described in the 2020 AIF, in the 2020 MD&A and Interim MD&A and any other risk factors described herein or in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the adverse effects set out in the risk factors described herein, in the 2020 AIF, in the 2020 MD&A and Interim MD&A, in another document incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, in the 2020 AIF, in the 2020 MD&A and Interim MD&A, in the other documents incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Risks Related to our Common Shares

The price of our Common Shares historically has been volatile. This volatility may affect the price at which you could sell our Common Shares and the sale of substantial amounts of our Common Shares could adversely affect the price of our Common Shares.

The market price for our Common Shares on the TSX has varied between a high of $26.79 on May 19, 2020 and a low of $4.93 on October 28, 2020 in the twelve-month period ending on March 26, 2021, and on the NYSE has varied between a high of U.S.$19.68 on May 18, 2020 and a low of U.S.$3.71 on October 28, 2020 in the same period. This volatility may affect the price at which you could sell our Common Shares, and the sale of substantial amounts of our Common Shares could adversely affect the price of our Common Shares. Our share price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “Risks Related to our Business;” variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

We may not pay dividends in the future.

We have not paid dividends in the past and do not anticipate paying dividends in the near future. We expect to retain our earnings to finance further growth and, when appropriate, retire debt. Any decision to pay dividends on our Common Shares in the future will be at the discretion of our board of directors (the “Board”) and will depend on, among other things, our results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the Board may deem relevant. As a result, investors may not receive any return on an investment in our Common Shares unless they are able to sell their shares for a price greater than that which such investors paid for them.

Future sales or issuances of equity securities could decrease the value of our Common Shares, dilute investors’ voting power and reduce our earnings per share.

We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into equity securities and may issue equity securities in acquisitions). We cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares.

Additional issuances of our securities may involve the issuance of a significant number of Common Shares at prices less than the current market price for the Common Shares. Issuances of substantial numbers of Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices of our Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders.

Sales of substantial amounts of our securities by us or our existing shareholders, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities and dilute investors’ earnings per share. Exercises of presently outstanding share options or warrants may also result in dilution to security holders. A decline in the market prices of our securities could impair our ability to raise additional capital through the sale of securities should we desire to do so.

As of March 26, 2021, we had outstanding approximately 197,979,742 Common Shares and securities exercisable for and convertible into approximately 27,894,649 Common Shares (of which approximately 25,118,930 were exercisable as of that date). The sale or the availability for sale of a large number of our Common Shares in the public market could cause the price of our Common Shares to decline.

The regulated nature of our business may impede or discourage a takeover, which could reduce the market price of our Common Shares.

We require and hold various government licenses to operate our business, which would not necessarily continue to apply to an acquiror of our business following a change of control. These licensing requirements could impede a merger, amalgamation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our Common Shares, which, under certain circumstances, could reduce the market price of our Common Shares.

There is no assurance we will continue to meet the listing standards of the NYSE and the TSX.

We must meet continuing listing standards to maintain the listing of our Common Shares on the NYSE and the TSX. If we fail to comply with listing standards and the NYSE and/or the TSX delists our Common Shares, we and our shareholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our Common Shares;

•	reduced liquidity for our Common Shares;

•

a determination that our Common Shares are “penny stock,” which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

•	a limited amount of news about us and analyst coverage of us; and

•	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

Risks Related to Future Offerings

There is no existing trading market for the Warrants, Options, Subscription Receipts, Debt Securities or Units.

There is no existing trading market for the Warrants, Subscription Receipts, Debt Securities or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (if at all). We may not list the Warrants, Options, Subscription Receipts, Debt Securities or Units on any Canadian or U.S. securities exchange.

Future Sales May Affect the Market Price of the Company’s Common Shares.

In order to finance future operations, we may determine to raise funds through the issuance of additional Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. We cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares or the dilutive effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. These sales may have an adverse impact on the market price of our Common Shares.

Our management will have substantial discretion concerning the use of proceeds.

Our management will have substantial discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

Negative Cash Flow from Operations

The Company had negative operating cash flows for the fiscal year ended June 30, 2020 and the second quarter ended December 31, 2020. Although the Company anticipates it will be able to generate positive cash flow from operating activities in the future, the Company cannot guarantee it will have positive cash flow from operating activities in any future period. To the extent that the Company has negative operating cash flow in any future period, certain of the proceeds from any offering may be used to fund such negative cash flow from operating activities. See “Use of Proceeds”.

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the BCBCA. The BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders’ suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a “foreign private issuer” under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year. We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements. For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

AGENT FOR SERVICE OF PROCESS

Miguel Martin, the Chief Executive Officer and a director of the Company, and Margaret Shan Atkins and Lance Friedmann, directors of the Company, reside outside of Canada. Each of Miguel Martin, Margaret Atkins and Lance Friedmann has appointed the Company, at its head office located at 4818 31 Street East, Edmonton International Airport, Alberta, Canada, T9E 0V6 as their agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada or a company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by (i) McMillan LLP, Vancouver, B.C., with respect to matters of Canadian law, and (ii) Jenner  & Block LLP with respect to matters of United States law.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares of the Company is Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia and Toronto, Ontario, and the United States co-transfer agent for the Common Shares is Computershare Trust Company, N.A., at its office in Canton, Massachusetts.

INTEREST OF EXPERTS

The following are the names of each person or company who has prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company:

•

KPMG LLP, Chartered Professional Accountants, as the external auditor of the Company who reported on the Company’s 2020 and 2019 annual financial statements, as filed on SEDAR and incorporated into this Prospectus by reference.

KPMG LLP has confirmed that they are independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act relating to the offering of the Securities. The Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the accompanying exhibits and schedules, as certain items that are not included in the Prospectus are included in the Registration Statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the Securities offered in the Prospectus, we refer you to the Registration Statement and the accompanying exhibits and schedules. Statements contained in the Prospectus regarding the contents of any contract, agreement or any other document are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved. Such contracts, agreements, or other documents are or will also be filed by the Company on SEDAR at www.sedar.com in accordance with applicable Canadian securities laws.

We are subject to the informational reporting requirements of the Exchange Act as the Common Shares are registered under Section 12(b) of the Exchange Act. Accordingly, we are required to publicly file reports and other information with the SEC. Under the MJDS, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders. In addition, the officers, directors and principal shareholders of the Company are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.

We file annual reports on Form 40-F with the SEC under the MJDS, which annual reports include:

•	the annual information form;

•	management’s annual discussion and analysis of financial condition and results of operations;

•	consolidated audited financial statements, which are prepared in accordance with IFRS, as issued by the IASB; and

•	other information specified by the Form 40-F.

As a foreign private issuer, we are required to furnish the following types of information to the SEC under cover of Form 6-K:

•	material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;

•	material information that the Company files with, and which is made public by, the TSX and NYSE; and

•	material information that the Company distributes to its shareholders in Canada.

Investors may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part:

(i)	the documents set out under the heading “Documents Incorporated by Reference”;

(ii)	the consents of the Company’s auditor and legal counsel;

(iii)	the powers of attorney from the directors and certain officers of the Company; and

(iv)	the form of Indenture.

A copy of the form of any warrant indenture or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the BCBCA. Other than Martin Miguel, Margaret Shan Atkins and Lance Friedman, all of our directors and officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian legal counsel, McMillan LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by McMillan LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our Registration Statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Corporation Service Company as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the Securities under the Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Aurora Cannabis Inc. (“we”, “us” or “our company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(a)	indemnify an individual who:

(i)	is or was a director or officer of our company,

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of our company; or (B) at our request, or

(iii)	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the court may do one or more of the following:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

(e)	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under Part 21.2 of our articles, and subject to the Act, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under Part 21.3 of our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for our company. We have entered into indemnity agreements with certain of our directors and officers.

Under Part 21.4 of our articles, we may advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Pursuant to Part 21.5 of our articles, the failure of an eligible party of our company to comply with the Act, our articles or, if applicable, any former Companies Act or former articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under Part 21.6 of our articles, we may purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives of any eligible party) against any liability incurred by any eligible party.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1	Annual information form of Aurora Cannabis Inc. for the year ended June 30, 2020, dated September 24, 2020, filed September 24, 2020 (incorporated by reference to Exhibit 99.7 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on September 25, 2020) (File No. 001-38691).

4.2	Audited consolidated financial statements of Aurora Cannabis Inc., and the notes thereto for the years ended June 30, 2020 and 2019, together with the independent auditors’ report thereon, filed September 24, 2020 (incorporated by reference to Exhibit 99.5 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on September 25, 2020) (File No. 001-38691).

4.3	Management’s discussion and analysis of financial condition and results of operations for the year ended June 30, 2020, filed September 24, 2020 (incorporated by reference to Exhibit 99.6 to the Annual Report on Form 40-F of Aurora Cannabis Inc., filed on September 25, 2020) (File No. 001-38691).

4.4	Unaudited condensed interim consolidated financial statements of Aurora Cannabis Inc., and the notes thereto for the three and six months ended December 31, 2020 and 2019, filed on February 11, 2021 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Aurora Cannabis Inc., filed on February 11, 2021) (File No. 001-38691).

4.5	Interim management’s discussion and analysis of financial condition and results of operations for the three and six months ended December 31, 2020, filed on February 11, 2021 (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K of Aurora Cannabis Inc., filed on February 11, 2021) (File No. 001-38691).

4.6	Management information circular of Aurora Cannabis Inc., dated September 28, 2020, distributed in connection with Aurora Cannabis Inc.’s annual and special meeting of shareholders to be held on November 12, 2020, filed September 29, 2020 (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K of Aurora Cannabis Inc., filed on October 1, 2020) (File No. 001-38691).

4.7	Material change report, dated September 11, 2020, regarding (i) the appointment of Miguel Martin as Chief Executive Officer effective September 8, 2020; (ii) amendments to the Company’s credit facility with a syndicate of banks; and (iii) the termination of the partnership with UFC in consideration of a U.S.$30 million termination fee, filed on September 11, 2020 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Aurora Cannabis Inc., filed on September 11, 2020) (File No. 001-38691).

4.8	Material change report, dated November 18, 2020, regarding (i) the announcement of a proposed overnight marketed public offering of units of the Company for total gross proceeds of approximately U.S.$125 million (the “November 2020 Public Offering”); (ii) the announcement of the pricing and upsizing of the November 2020 Public Offering; and (iii) the announcement of the exercise by the underwriters of their over-allotment option in full and the closing of the November 2020 Public Offering, filed on November 18, 2020 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Aurora Cannabis Inc., filed on November 19, 2020) (File No. 001-38691).

4.9	Material change report, dated December 24, 2020, regarding the Company entering into a second amended and restated credit facility (the “Second Amended Credit Agreement”) with a Canadian chartered bank and certain lenders, filed on December 24, 2020 (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K of Aurora Cannabis Inc., filed on January 22, 2021) (File No. 001-38691).

4.10	Amended material change report, dated January 21, 2021, amending the material change report dated and filed on December 24, 2020 regarding the Second Amended Credit Agreement, filed on January 21, 2021 (incorporated by reference to Exhibit 99.3 to the Report on Form 6-K of Aurora Cannabis Inc., filed on January 22, 2021) (File No. 001-38691).

4.11	Material change report, dated January 29, 2021, regarding the announcement of the closing of the bought deal public offering of units of Aurora Cannabis Inc. for total gross proceeds of approximately U.S.$138 million, filed on January 29, 2021 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Aurora Cannabis Inc., filed on February 1, 2021) (File No. 001-38691).

5.1	Consent of KPMG LLP.

5.2*	Consent of McMillan LLP.

5.3*	Consent of Jenner & Block LLP.

6.1*	Powers of Attorney.

7.1	Indenture dated as of May 3, 2019, between Aurora Cannabis Inc., as Issuer, and GLAS Trust Company LLC, as Trustee (incorporated by reference to Exhibit 7.1 to Amendment No. 1 to the Registration Statement on Form F-10 of Aurora Cannabis Inc. filed on May 10, 2019) (File No. 333-230692).

7.2*	Statement of Eligibility of the Trustee for the Indenture referenced in Exhibit 7.1, GLAS Trust Company LLC, on Form T-1.

* Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

Aurora Cannabis Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, Aurora Cannabis Inc. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of Aurora Cannabis Inc. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aurora Cannabis Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 29, 2021.

AURORA CANNABIS INC.

By:	/s/ Miguel Martin
Name: Miguel Martin
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Miguel Martin and Glen Ibbott, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on March 29, 2021:

Signature	Title

/s/ Miguel Martin	Chief Executive Officer, Director
Miguel Martin

/s/ Glen Ibbott*	Chief Financial Officer
Glen Ibbott

/s/ Michael Singer*	Director, Executive Chairman of the Board of Directors
Michael Singer

/s/ Margaret Shan Atkins*	Director
Margaret Shan Atkins

/s/ Norma Beauchamp*	Director
Norma Beauchamp

/s/ Michael Detlefsen*	Director
Michael Detlefsen

/s/ Lance Friedmann*	Director
Lance Friedmann

/s/ Ronald Funk*	Director
Ronald Funk

/s/ Adam Szweras*	Director
Adam Szweras

*By:	/s/ Miguel Martin
Name:	Miguel Martin
Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Aurora Cannabis Inc. in the United States, on March 29, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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